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Exhibit 99.1

        Except as otherwise indicated in this current report on Form 8-K, or as the context may otherwise indicate: (a) "Alderwoods Group" refers to Alderwoods Group, Inc., a Delaware corporation, (b) "we," "our," "ours," "us" and the "Company" refer to Alderwoods Group, together with its subsidiaries and associated companies and (c) our "predecessor" refers to The Loewen Group Inc., a British Columbia corporation.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this current report on Form 8-K, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided herein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act and Section 21E(i) of the Securities Exchange Act of 1934, referred to herein as the "Exchange Act." The words "believe," "may," "will," "estimate," "continues," "anticipate," "intend," "expect" and similar expressions identify these forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those risks referred to in our periodic reports filed with the Securities and Exchange Commission.

        You should assume that the information appearing in this current report on Form 8-K is accurate only as of the date hereof, as our business, financial condition, results of operations or prospects may have changed since that date. Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section. You should carefully review the risks detailed in our periodic reports filed with the Securities and Exchange Commission for a more complete discussion of the risks and uncertainties related to our business.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

        The following table sets forth our summary consolidated financial information for the 52 weeks ended December 28, 2002 and 53 weeks ended January 3, 2004, as well as for each of the 24 weeks ended June 14, 2003 and June 19, 2004 and the 53 weeks ended June 19, 2004. The statement of operations, balance sheet and other financial information for each of the two fiscal years ended December 28, 2002 and January 3, 2004 have been derived from our audited annual consolidated financial statements set forth in our most recent Annual Report on Form 10-K, referred to herein as our "audited annual consolidated financial statements." The statement of operations and other financial data for the 53 weeks ended June 19, 2004 have been derived from our unaudited interim consolidated financial statements set forth in our most recent Quarterly Report on Form 10-Q, referred to herein as our "unaudited interim consolidated financial statements," and our audited annual consolidated financial statements. The statement of operations, balance sheet and other financial data for the 24 week periods ended June 14, 2003 and June 19, 2004 have been derived from our unaudited interim consolidated financial statements, which reflect all adjustments (consisting of normal, recurring adjustments) necessary in the opinion of management for a fair presentation of our financial position and results of operations for those periods, and reflect the composition of continuing operations as of June 19, 2004. The statement of operations and other financial data for the fiscal years 2002 and 2003 reflect the composition of continuing operations as of January 3, 2004, and have not been adjusted to reflect the composition of continuing operations as of June 19, 2004. Our Security Plan Life Insurance Company subsidiary has been treated as discontinued operations for all periods presented. These historical results are not necessarily indicative of our future performance and results for the 24 weeks ended June 19, 2004, are not necessarily indicative of our results for the fiscal year.

        Our consolidated financial and other information issued subsequent to December 31, 2001 are not comparable with the consolidated financial information and other information issued by our predecessor prior to December 31, 2001 as a result of significant changes in our financial and legal structure, the application of "fresh start" accounting, changes in accounting policies and the reclassification of assets held for sale as discontinued operations.

        We elected to adopt FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," referred to herein as "FIN No. 46R," at the beginning of fiscal 2004. The adoption of FIN No. 46R resulted in the consolidation of funeral and cemetery merchandise and service, and perpetual care trusts in our consolidated balance sheet, but did not change the legal relationships among the funeral trusts, cemetery trusts, perpetual care trusts, us and our holders of pre-need contracts. We do not consolidate certain funeral trusts for which we do not absorb a majority of their expected losses and, therefore, are not considered a primary beneficiary of these funeral trusts under FIN No. 46R. See Note 2 to our unaudited interim consolidated financial statements. Amounts and balances prior to January 4, 2004 have not been restated to reflect the adoption of FIN No. 46R.

        The adoption of FIN No. 46R has not materially impacted our consolidated statements of operations or cash flows, however other impacts include:

  Funeral and cemetery merchandise and service trusts

  •
  We now record the assets in the funeral and cemetery merchandise and service trusts as trust investments at their fair value. The liabilities of the trust consist principally of the trusted portion of our obligation to the pre-need contract holders, which is reflected as non-controlling interest in the trusts.

  •
  Realized earnings from funeral and cemetery merchandise and service trust investments and related expenses of the trusts are recognized in other expense (income). In addition, the accretion of the non-controlling interest in the trusts is included in other expense (income). The investment earnings, net of related expenses, and the accretion of non-controlling interest principally offset each other.

  •
  Unrealized gains and losses of funeral and cemetery merchandise and service trust investments are recorded in both trust investments and, net of tax, in non-controlling interest in funeral and cemetery trusts in our consolidated balance sheet. There is no impact on net earnings.

  Perpetual care trusts

  •
  We now record the assets in the perpetual care trusts as trust investments at their fair value. The principal in perpetual care trusts is required to be held in perpetuity and is not redeemable by us or the customer family. Accordingly, the equity interest in the perpetual care trusts is presented as a non-controlling interest in perpetual care trusts between liabilities and stockholders' equity in our consolidated balance sheet.

  •
  Realized earnings from cemetery perpetual care trust investments are recognized in other expense (income). In addition, accretion of the non-controlling interest in perpetual care trusts is also included in other expense (income). The investment earnings, net of related expenses, and the accretion of non-controlling interest principally offset each other.

  •
  To the extent of qualifying cemetery maintenance costs, distributable earnings from the perpetual care trusts are recognized in cemetery revenue.

  •
  Unrealized gains and losses of perpetual care trust investments are recorded in both cemetery perpetual care trust investments and, net of tax, in non-controlling interest in perpetual care trusts in our consolidated balance sheet. There is no impact on net earnings.

  •
  Net capital gains of cemetery perpetual care trust investments are not eligible for distribution to us.

        You should read the following financial information in conjunction with the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our most recent Quarterly Report on Form 10-Q and most recent Annual Report on Form 10-K, and our unaudited interim consolidated financial statements, our audited annual consolidated financial statements and the notes to those statements included in our most recent Quarterly Report on Form 10-Q and most recent Annual Report on Form 10-K.

	52 Weeks Ended	53 Weeks Ended	Unaudited 24 Weeks Ended		Unaudited 53 Weeks Ended
	December 28, 2002	January 3, 2004	June 14, 2003	June 19, 2004	June 19, 2004(1)
	(dollars in thousands)
Statement of Operations Data:
Revenue
Funeral	$486,834	$501,590	$232,732	$232,053	$500,911
Cemetery	156,515	168,228	75,166	75,004	168,066
Insurance	62,799	70,733	26,026	36,110	80,817

Total	706,148	740,551	333,924	343,167	749,794
Gross margin
Funeral	111,334	115,918	52,817	51,932	115,033
Cemetery	18,722	28,605	11,024	10,347	27,928
Insurance	609	1,752	1,103	1,386	2,035

Total	130,665	146,275	64,944	63,665	144,996
Expenses
General and administrative	43,188	56,281	19,147	21,257	58,391
Provision for goodwill impairment(2)	228,051	—	—	—	—
Provision for asset impairment(3)	367	4,699	3,576	278	1,401

Income (loss) from operations	(140,941)	85,295	42,221	42,130	85,204
Interest on long term debt	85,020	77,836	37,314	20,705	61,227
Other expenses (income), net	(7,432)	3,745	(44)	1,225	5,014

Income (loss) before income taxes	(218,529)	3,714	4,951	20,200	18,963
Income taxes	(658)	(6,306)	(7,867)	7,773	9,334

Net Income (loss) from continuing operations	(217,871)	10,020	12,818	12,427	9,629
Income (loss) from discontinued operations	(15,873)	787	755	(14,066)	(14,034)

Net income (loss)	$(233,744)	$10,807	$13,573	$(1,639)	$(4,405)

Other Financial Data:
EBITDA (from continuing operations)(4)	$132,477	$126,654	$64,362	$59,506	$121,798
EBITDA (including discontinued operations)(4)	145,598	156,271	78,610	67,632	145,293
Net cash provided by operations (including discontinued operations)	68,684	154,537	88,049	44,808	111,296
Capital expenditures	21,372	25,380	7,010	9,356	27,726
Pro forma ratio of total debt to EBITDA (including discontinued operations)(5)(6)					4.3	x
Pro forma ratio of net debt to EBITDA (including discontinued operations)(5)(6)(7)					4.0	x
Pro forma ratio of EBITDA (including discontinued operations) to interest expense, net(5)					3.9	x

(see footnotes on next page)

	Unaudited As of June 19, 2004
	Actual	As Adjusted(5)
	(in thousands)
Balance Sheet Data (at period end):
Cash and cash equivalents	$48,206	$38,906
Total assets	2,684,921	2,681,216
Total debt(8)	596,039	625,608
Stockholders' equity(9)	528,336	497,430
	52 Weeks Ended	53 Weeks Ended	Unaudited 24 Weeks Ended		Unaudited 53 Weeks Ended
Continuing Operations:	December 28, 2002	January 3, 2004	June 14, 2003	June 19, 2004	June 19, 2004(1)
Funeral—Other Information:
Number of funeral services performed	126,686	127,964	59,473	57,893	126,384
Estimated impact of 53rd week on the number of funeral services performed	—	(2,480)	—	—	(2,480)
Number of funeral services performed adjusted for the impact of the 53rd week	126,686	125,484	59,473	57,893	123,904
Average revenue per funeral service	$3,843	$3,920	$3,913	$4,008	$3,963
Pre-need funeral contracts written (in millions)	$161.0	$166.0	$75.4	$85.7	$176.3
Estimated impact of 53rd week on pre-need funeral contracts written (in millions)	—	$(3.0)	—	—	$(3.0)
Pre-need funeral contracts written adjusted for the impact of the 53rd week (in millions)	$161.0	$163.0	$75.4	$85.7	$173.3
Pre-need funeral conversion(10)	24%	26%	25%	26%	27%
Funeral pre-need backlog (in millions)(11)	$1,147.9	$1,225.4	$1,162.8	$1,247.6	$1,247.6
Cemetery—Other Information:
Pre-need cemetery contracts written (in millions)	$77.9	$83.8	$37.8	$39.3	$85.3
Estimated impact of 53rd week on pre-need cemetery contracts written (in millions)	—	$(1.7)	—	—	$(1.7)
Pre-need cemetery contracts written adjusted for the impact of the 53rd week (in millions)	$77.9	$82.1	$37.8	$39.3	$83.6
Number of cemetery interments	51,145	47,885	22,076	22,638	48,447
Cemetery pre-need backlog (in millions)	$249.0	$260.7	$262.5	$264.1	$264.1

(1)
We have not adjusted the statement of operations and other financial data for the 29 weeks ended January 3, 2004 contained in the 53 weeks ended June 19, 2004 to reflect the composition of continuing operations as of June 19, 2004.

(2)
Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," referred to herein as "FAS 142," requires that goodwill be reviewed for impairment annually, as well as upon the occurrence of certain events that would more likely than not reduce the fair value of a reporting unit below its carrying amount. A goodwill impairment provision of $228.1 million for the funeral reporting unit was recorded for the 52 weeks ended December 28, 2002. The 2002 funeral reporting unit goodwill impairment provision was primarily the result of a reduction of the projected financial results used in the valuation of the funeral reporting unit compared to those used during the reorganization process and the determination of reorganization value as set forth in the plan of reorganization. The financial projections were reduced principally due to actual 2002 operating results. The lower valuation was also affected by the decline in the economy generally, as well as the decline in funeral industry specific market values. The goodwill review for impairment in fiscal 2003 did not result in any further provision for impairment. The annual review will be conducted again in the third quarter of 2004.

(3)
We determined that the carrying amounts of certain parcels of surplus real estate previously designated as probable for sale exceeded their fair market value, less estimated costs to sell. Accordingly, we recorded a long-lived asset impairment provision.

(4)
EBITDA, EBITDA from continuing operations and EBITDA from discontinued operations and the related ratios presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, United

  States generally accepted accounting principles, referred to herein as "GAAP." We calculate "EBITDA" as net income (loss) before interest, taxes, depreciation, amortization, provision for goodwill impairment and provision for asset impairment. Other companies may calculate EBITDA differently. EBITDA is not a measurement of our financial performance under GAAP and should not be considered in isolation, as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP, or otherwise as a measure of our profitability, or as an alternative to cash flows from operating activities, or otherwise as a measure of our liquidity. Our EBITDA from discontinued operations for 2003 and the 53 weeks ended June 19, 2004 include gains on the sale of assets of $9.7 million and $5.6 million, respectively. As discussed in our most recent Quarterly Report on Form 10-Q, we have agreed to sell our Security Plan Life Insurance Company subsidiary, which is reflected in discontinued operations and contributed EBITDA (from discontinued operations) of $13.7 million, in fiscal 2002, $12.3 million, in fiscal 2003, $5.0 million in the 24 weeks ended June 14, 2003, $5.2 million in the 24 weeks ended June 19, 2004 and $12.5 million in the 53 weeks ended June 19, 2004.

  We present EBITDA because we consider it an important supplemental measure of our performance. We also believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, the vast majority of which present EBITDA when reporting their results. In addition, EBITDA, subject to certain modifications, is one basis on which compliance with certain of the financial covenants under our senior secured credit facility is determined and some payments under certain of our compensation plans are calculated.

  We believe EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense).

  EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: (1) it does not reflect our cash expenditures for capital expenditures or contractual commitments; (2) it does not reflect changes in, or cash requirements for, our working capital; (3) it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness; (4) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect cash requirements for such replacements; and (5) other companies, including other companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

  Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

The table below is presented to reconcile EBITDA (from continuing operations) to our net income (loss) from continuing operations and EBITDA (including discontinued operations) to our net income (loss) from continuing operations and discontinued operations.

	52 Weeks Ended	53 Weeks Ended	Unaudited 24 Weeks Ended		Unaudited 53 Weeks Ended
	December 28, 2002	January 3, 2004	June 14, 2003	June 19, 2004	June 19, 2004
	(in thousands)
EBITDA (from continuing operations):
Net income (loss) from continuing operations	$(217,871)	$10,020	$12,818	$12,427	$9,629
Income taxes	(658)	(6,306)	(7,867)	7,773	9,334
Interest on long-term debt	85,020	77,836	37,314	20,705	61,227
Depreciation and amortization	37,568	40,405	18,521	18,323	40,207
Provision for goodwill impairment	228,051	—	—	—	—
Provision for asset impairment	367	4,699	3,576	278	1,401

EBITDA (from continuing operations)	$132,477	$126,654	$64,362	$59,506	$121,798

EBITDA (from discontinued operations):
Net income (loss) from discontinued operations	$(15,873)	$787	$755	$(14,066)	$(14,034)
Income taxes	5,619	4,242	1,717	(1,045)	1,480
Interest on long-term debt	354	151	101	25	75
Depreciation and amortization	5,951	3,728	2,325	453	1,856
Provision for goodwill impairment	14,153	—	—	—	—
Provision for asset impairment	2,917	20,709	9,350	22,759	34,118

EBITDA (from discontinued operations)	$13,121	$29,617	$14,248	$8,126	$23,495

EBITDA:
EBITDA (from continuing operations)	$132,477	$126,654	$64,362	$59,506	$121,798
EBITDA (from discontinued operations)	13,121	29,617	14,248	8,126	23,495

EBITDA (including discontinued operations)	$145,598	$156,271	$78,610	$67,632	$145,293

(5)
Adjusted for our proposed financing transactions, including (1) the proposed amendment to our senior secured credit facility and (2) the tender offer and consent solicitation relating to our 12 1/4% senior notes due 2009. Any senior notes not tendered into the tender offer will remain outstanding. We intend to call for redemption any such outstanding senior notes when first permitted in January 2005.

(6)
Pro forma total debt used to calculate the ratios includes $0.5 million of debt associated with assets held for sale.

(7)
Net debt represents total debt less cash and cash equivalents.

(8)
Excludes $0.5 million of debt associated with assets held for sale.

(9)
As adjusted reflects $30.9 million net of tax charges consisting of the write-off of $0.8 million of deferred financing costs related to our subordinated bridge loan due 2005 and tender premium of $30.1 million ($31.8 million pre-tax) with respect to our 12 1/4% senior notes due 2009.

(10)
Represents the percentage of funeral revenue attributable to pre-need funeral contracts.

(11)
Funeral pre-need backlog for the 52 weeks ended December 28, 2002, 53 weeks ended January 3, 2004 and 24 weeks ended June 14, 2003 was reclassified to conform to the presentation adopted in the current fiscal year.

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  Exhibit 99.1
FORWARD-LOOKING STATEMENTS